Exhibit 99.1

 Press Release

Exar Corporation Announces Fourth Quarter and Fiscal 2014 Results

   Company Reports Fiscal 2014 Revenue of $125.3 Million and Non-GAAP Operating Income of $11.3 Million

Fremont, CA, May 5, 2014 – Exar Corporation (NYSE: EXAR), a leading supplier of high performance analog mixed-signal components, video and data management solutions, today announced financial results for the Company’s fourth quarter of fiscal year 2014 and fiscal year 2014, ended March 30, 2014. Fiscal year 2014 revenue of $125.3 million increased 3% from $122.0 million in the prior year. On a non-GAAP basis, gross margin for fiscal year 2014 was 50% versus 49% in the prior year, and non-GAAP operating income of $11.3 million was up 3% compared to $11.0 million in the prior year.

Revenue of $28.0 million for the fourth quarter of fiscal year 2014 decreased from $30.7 million in the previous quarter and $31.2 million in the same quarter a year ago. On a non-GAAP basis, fourth quarter 2014 gross margin was 46% and non-GAAP net income was $0.7 million, or $0.01 per fully diluted share. On a GAAP basis, fourth quarter net income was $0.1 million, or $0.00 earnings per share.

Louis DiNardo, the Company’s President and CEO, commented, “Our financial results for the quarter continued to be impacted by supply chain inventory exceeding demand in the networking market, as well as timing issues in certain contracts for proprietary high reliability products and technology licenses. We expect the inventory to be consumed over the next several months and a return to prior levels. Design win momentum for our new power management and connectivity products is strong and we are building a trend and momentum with new and existing customers for our video processor products.

“Our recent announcement of an agreement to acquire Integrated Memory Logic through a tender offer and merger represents a transformative transaction for Exar. The combined company will have greater scale, increased profitability and broader markets to support future growth. We expect the tender offer to be successful and that we will close the transaction during our second fiscal quarter,” concluded Mr. DiNardo

For the first quarter of fiscal year 2015 the Company expects revenue to be in the range of $28.0 to $31.0 million and expects non-GAAP gross margin to be in the range of 46% to 48%.

Company officials will be discussing these results in greater detail in a conference call today, Monday, May 5, 2014 at 7:30 a.m. PDT (10:30 a.m. EDT). To access the conference call, please dial (877) 941-2068 or (480) 629-9712. In addition, a live webcast will be available on Exar's Investor webpage. An archive of the webcast will be available after its conclusion.

Exar Corporation designs, develops and markets high performance, analog mixed-signal integrated circuits and advanced sub-system solutions for the Networking & Storage, Industrial & Embedded Systems, and Communications Infrastructure markets.  Exar's product portfolio includes power management and connectivity components, communications products, and network security and storage optimization solutions. Exar has locations worldwide providing real-time customer support. For more information about Exar, visit http://www.exar.com or contact: investorrelations@exar.com

For Press Inquiries Contact: press@exar.com

For Investor Relations Contact: investorrelations@exar.com, or

Laura J. Guerrant-Oiye, Guerrant Associates

Phone (510) 668 7201

-Tables follow-

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FINANCIAL COMPARISON

(In thousands, except per share amounts) (Unaudited)

Non-GAAP Results	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	MARCH 30, 2014	DECEMBER 29, 2013	MARCH 31, 2013	MARCH 30, 2014	MARCH 31, 2013
Net sales	$27,987	$30,690	$31,154	$125,322	$122,026
Gross margin	45.9%	48.6%	52.7%	49.9%	48.9%
Income from operations	$166	$1,748	$4,316	$11,331	$10,994
Net income	$676	$1,977	$4,770	$12,585	$13,116
Net income per share
Basic	$0.01	$0.04	$0.10	$0.27	$0.29
Diluted	$0.01	$0.04	$0.10	$0.25	$0.28

GAAP Results	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	MARCH 30, 2014	DECEMBER 29, 2013	MARCH 31, 2013	MARCH 30, 2014	MARCH 31, 2013
Net sales	$27,987	$30,690	$31,154	$125,322	$122,026
Gross margin	30.1%	41.8%	49.1%	40.4%	45.6%
Income (loss) from operations	$(311)	$(3,321)	$1,309	$(3,701)	$(583)
Net income (loss)	$147	$(1,634)	$1,672	$5,801	$2,882
Net income (loss) per share
Basic	$0.00	$(0.03)	$0.04	$0.12	$0.06
Diluted	$0.00	$(0.03)	$0.04	$0.12	$0.06

Supplemental Sales Information

(In thousands) (Unaudited)

By End Market	THREE MONTHS ENDED						TWELVE MONTHS ENDED
	MARCH 30, 2014		DECEMBER 29, 2013		MARCH 31, 2013		MARCH 30, 2014		MARCH 31, 2013
Industrial & Embedded Systems	$19,588	70%	$18,429	60%	$15,265	49%	$72,458	58%	$63,395	52%
Networking & Storage	3,310	12%	7,104	23%	9,346	30%	30,594	25%	32,737	27%
Communications Infrastructure	5,046	18%	5,089	17%	6,231	20%	21,808	17%	24,966	20%
Other	43	-	68	-	312	1%	462	-	928	1%
Net Sales	$27,987	100%	$30,690	100%	$31,154	100%	$125,322	100%	$122,026	100%

Except for historical information contained herein, this press release and matters discussed on the conference call contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the statements regarding the demand for our products and the anticipated trends in our sales and profits are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed herein. The Company urges investors to review in detail the risks and uncertainties and other factors described in its Securities and Exchange Commission, or SEC, filings, including, but not limited to, under the captions “Risk Factors”, “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our public reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and the Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2013, September 29, 2013, and December 29, 2013 which are on file with the SEC and are available on our Investor webpage and on the SEC website at www.sec.gov. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

The Company’s non-GAAP measures exclude charges related to stock-based compensation, amortization of acquired intangible assets and inventory step-up, impairment charges, restructuring charges and exit costs, provisions for dispute resolutions, merger and acquisition and related integration costs, certain income tax benefits and credits, certain warranty charges, net change in the fair value of contingent consideration, and related income tax effects on certain excluded items. The Company excludes these items primarily because they are significant special expense and gain estimates, which management separates for consideration when evaluating and managing business operations. The Company’s management uses non-GAAP net income and non-GAAP earnings per share to evaluate its current operating results and financial results and to compare them against historical financial results.  Additionally, we disclose below the non-GAAP measure of free cash flow, which is derived from our net cash provided (used) by operations, less purchases of fixed assets and IP, plus proceeds from the sale of IP. Management believes these non-GAAP measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in evaluating the Company and provides further clarity on its profitability.

In addition, the Company believes that providing investors with these non-GAAP measurements enhances their ability to compare the Company’s business against that of its many competitors who employ and disclose similar non-GAAP measures.  This financial measure may be different from non-GAAP methods of accounting and reporting used by the Company’s competitors to the extent their non-GAAP measures include or exclude other items.  The presentation of this additional information should not be considered a substitute for net income or net income per diluted share or other measures prepared in accordance with GAAP.

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	MARCH 30,	DECEMBER 29,	MARCH 31,	MARCH 30,	MARCH 31,
	2014	2013	2013	2014	2013

Net sales	$18,913	$21,846	$22,646	$89,595	$85,856
Net sales, related party	9,074	8,844	8,508	35,727	36,170
Total net sales	27,987	30,690	31,154	125,322	122,026

Cost of sales:
Cost of sales (1)	11,491	12,393	11,097	48,067	45,943
Cost of sales, related party	4,119	3,556	3,819	15,738	16,716
Amortization of purchased intangible assets and inventory step-up cost	2,254	1,898	801	7,600	3,379
Warranty reserve	-	-	-	1,440	-
Impairment of intangible assets	1,636	-	-	1,636	-
Restructuring charges and exit costs	65	17	141	187	301
Total cost of sales	19,565	17,864	15,858	74,668	66,339
Gross profit	8,422	12,826	15,296	50,654	55,687
Operating expenses:
Research and development (2)	6,803	6,929	5,778	27,048	22,376
Selling, general and administrative (3)	7,496	8,829	8,465	33,055	32,531
Restructuring charges and exit costs, net	1,438	74	(366)	2,827	1,253
Merger and acquisition costs	1,014	257	110	1,880	110
Net change in fair value of contingent consideration	(8,018)	58	-	(10,455)	-
Total operating expenses	8,733	16,147	13,987	54,355	56,270
Income (loss) from operations	(311)	(3,321)	1,309	(3,701)	(583)

Other income and expense, net:
Interest income and other, net	523	321	535	1,503	2,441
Interest expense	(39)	(39)	(37)	(156)	(165)
Impairment of long term investment	(323)	-	-	(323)	-
Total other income and expense, net	161	282	498	1,024	2,276

Income (loss) before income taxes	(150)	(3,039)	1,807	(2,677)	1,693
Provision for (benefit from) income taxes	(297)	(1,405)	135	(8,478)	(1,189)

Net income (loss)	$147	$(1,634)	$1,672	$5,801	$2,882
Net income (loss) per share:
Basic	$0.00	$(0.03)	$0.04	$0.12	$0.06
Diluted	$0.00	$(0.03)	$0.04	$0.12	$0.06

Shares used in the computation of net income (loss) per share:
Basic	47,328	47,529	46,219	47,291	45,809
Diluted	48,778	47,529	47,379	48,823	46,476

(1) Equity compensation included in cost of sales	$195	$165	$180	$714	$400
(2) Equity compensation included in R&D	579	566	352	1,974	790
(3) Equity compensation included in SG&A	811	1,826	1,246	6,164	3,511

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	MARCH 30,	DECEMBER 29,	MARCH 31,
	2014	2013	2013
ASSETS

Current assets:
Cash and cash equivalents	$14,614	$21,070	$14,718
Short-term marketable securities	152,420	154,702	190,587
Accounts receivable (net of allowances of $1,178, $570 and $944)	15,023	21,699	12,614
Accounts receivable, related party (net of allowances of $608, $462 and $346)	3,309	1,685	3,374
Inventories	28,982	24,950	19,430
Other current assets	3,549	3,645	3,177
Total current assets	217,897	227,751	243,900

Property, plant and equipment, net	21,280	21,867	24,100
Goodwill	30,410	29,573	10,356
Intangible assets, net	31,390	28,063	13,338
Other non-current assets	1,240	1,442	1,474
Total assets	$302,217	$308,696	$293,168

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$15,488	$14,824	$9,455
Accrued compensation and related benefits	4,174	4,352	3,624
Deferred income and allowances on sales to distributors	1,765	1,861	2,399
Deferred income and allowances on sales to distributors, related party	9,349	8,017	9,475
Other current liabilities	11,370	11,151	15,215
Total current liabilities	42,146	40,205	40,168

Long-term lease financing obligations	70	106	1,342
Other non-current obligations	6,626	11,530	11,204
Total liabilities	48,842	51,841	52,714

Stockholders' equity	253,375	256,855	240,454
Total liabilities and stockholders' equity	$302,217	$308,696	$293,168

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	MARCH 30,	DECEMBER 29,	MARCH 31,	MARCH 30,	MARCH 31,
	2014	2013	2013	2014	2013

Net Sales	$27,987	$30,690	$31,154	$125,322	$122,026

GAAP gross profit	$8,422	$12,826	$15,296	$50,654	$55,687
GAAP gross margin	30.1%	41.8%	49.1%	40.4%	45.6%
Stock-based compensation	195	165	180	714	400
Amortization of purchased intangible assets and inventory step-up cost	2,254	1,898	801	7,600	3,335
Warranty reserve	-	-	-	1,440	-
Impairment Charges	1,901	-	-	1,901	-
Restructuring charges and exit costs	65	17	141	187	301
Non-GAAP gross profit	$12,837	$14,906	$16,418	$62,496	$59,723
Non-GAAP gross margin	45.9%	48.6%	52.7%	49.9%	48.9%

GAAP operating expenses	$8,733	$16,147	$13,987	$54,355	$56,270
Stock-based compensation - R&D	579	566	352	1,974	790
Stock-based compensation - SG&A	811	1,826	1,246	6,164	3,511
Amortization of purchased intangible assets	238	208	107	800	441
Restructuring charges and exit costs, net	1,438	74	(366)	2,827	1,253
Merger and acquisition costs	1,014	257	110	1,880	110
Provision for dispute resolution	-	-	436	-	1,436
Net change in fair value of contingent consideration	(8,018)	58	-	(10,455)	-
Non-GAAP operating expenses	$12,671	$13,158	$12,102	$51,165	$48,729

GAAP operating income (loss)	$(311)	$(3,321)	$1,309	$(3,701)	$(583)
Stock-based compensation	1,585	2,557	1,778	8,852	4,701
Amortization of purchased intangible assets and inventory step-up cost	2,492	2,106	908	8,400	3,776
Warranty reserve	-	-	-	1,440	-
Impairment Charges	1,901	-	-	1,901	-
Restructuring charges and exit costs, net	1,503	91	(225)	3,014	1,554
Merger and acquisition costs	1,014	257	110	1,880	110
Provision for dispute resolution	-	-	436	-	1,436
Net change in fair value of contingent consideration	(8,018)	58	-	(10,455)	-
Non-GAAP operating income	$166	$1,748	$4,316	$11,331	$10,994

GAAP net income (loss)	$147	$(1,634)	$1,672	$5,801	$2,882
Stock-based compensation	1,585	2,557	1,778	8,852	4,701
Amortization of purchased intangible assets and inventory step-up cost	2,492	2,106	908	8,400	3,776
Warranty reserve	-	-	-	1,440	-
Impairment Charges	2,224	-	-	2,224	-
Restructuring charges and exit costs, net	1,503	91	(225)	3,014	1,554
Merger and acquisition costs	1,014	257	110	1,880	110
Provision for dispute resolution	-	-	436	-	1,436
Net change in fair value of contingent consideration	(8,018)	58	-	(10,455)	-
Income tax effects	(271)	(1,458)	91	(8,571)	(1,343)
Non-GAAP net income	$676	$1,977	$4,770	$12,585	$13,116

GAAP net income (loss) per share
Basic	$0.00	$(0.03)	$0.04	$0.12	$0.06
Diluted	$0.00	$(0.03)	$0.04	$0.12	$0.06

Non-GAAP net income (loss) per share
Basic	$0.01	$0.04	$0.10	$0.27	$0.29
Diluted	$0.01	$0.04	$0.10	$0.25	$0.28

Shares used in the computation of Non-GAAP net income (loss) per share:
Basic	47,328	47,529	46,219	47,291	45,809
Diluted	50,220	50,400	48,557	50,168	47,389

Net cash provided (used) by operations	$1,708	$(5,409)	$3,712	$851	$7,366
Less purchases of fixed assets and IP	(983)	(926)	(132)	(2,658)	(1,385)
Add proceeds from sale of IP	-	-	125	125	375
Free cash flow	$725	$(6,335)	$3,705	$(1,682)	$6,356

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